                                                                      EXHIBIT 99

                    WINTHROP PARTNERS 80 LIMITED PARTNERSHIP

                                DECEMBER 31, 2000

         SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF
                     THE PARTNERSHIP AGREEMENT (UNAUDITED)

1.  Statement of Cash Available for Distribution:

                                                                     Year Ended      Three Months Ended
                                                                  December 31, 2000   December 31, 2000
                                                                  -----------------   -----------------
Net Income                                                           $ 1,543,000        $   142,000
          Add:Depreciation and amortization charged to income
              not affecting cash available for distribution               92,000             26,000
              Minimum lease payments received, net of interest
              income earned, on leases accounted for under the
              financing method                                           234,000             69,000
              Cash from reserves                                         201,000             43,000

          Less:Leasing costs                                             (60,000)                --
                                                                     -----------        -----------

              Cash Available for Distribution                        $ 2,010,000        $   280,000
                                                                     ===========        ===========
              Distributions allocated to General Partners            $    87,000        $    22,000
                                                                     ===========        ===========
              Distributions allocated to Limited Partners            $ 1,923,000        $   258,000
                                                                     ===========        ===========

2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended December 31, 2000:

Entity Receiving                        Form of
  Compensation                        Compensation                      Amount
  ------------                        ------------                      ------

Winthrop
Management LLC         Property Management Fees                        $ 4,000

General Partners       Interest in Cash Available for Distribution     $22,000

Affiliates of the
General Partner        Interest in Cash Available for Distribution     $ 1,000

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